RULE 10f3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series Neuberger Berman Advisers Management Trust
Fasciano Fund

2.	Name of Issuer  Healthspring Inc.

3.	Date of Purchase February 2 2006

4.	Underwriter from whom purchased Salomon Smith Barney

5.	Affiliated Underwriter managing or participating in underwriting syndicate  Lehman Brothers Inc.

6.	Is a list of the underwriting syndicate s members attached
Yes	X	No ___

7.	Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase 75000 shares

8.	Aggregate principal amount of offering 18800000 shares

9.	Purchase price (net of fees and expenses) $19.50

10.	Date offering commenced February 2 2006

11.	Offering price at close of first day on which any sales were made
$19.50

12.	Commission spread or profit 6.50%		$1.2675/share


13.
Have the following conditions been satisfied
                                                            Yes       No

a.
The securities are




part of an issue registered under the Securities Act of 1933 which is being offered to the public;


                                                             X        ____

part of an issue of Government Securities;
                                                            ____      ____


Eligible Municipal Securities;
                                                            ____      ____


sold in an Eligible Foreign Offering; or
                                                            ____      ____


sold in an Eligible Rule 144A offering

                                                            ____      ____

(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior to the end of the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except in the case of an Eligible Foreign Offering for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

                                                             X        ____


(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates

                                                            ____      ____

c.
The underwriting was a firm commitment underwriting

                                                             X        ____

d.
The commission spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)

                                                             X        ____

e.
The issuer of the securities except for Eligible Municipal
Securities and its predecessors have been in continuous operation for not less than three years.

                                                             X        ____

f.
(1) The amount of the securities other than those sold in an Eligible Rule 144A Offering (see below) purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase did not exceed 25% of the principal amount of the offering; OR

                                                             X        ____


                                                            Yes       No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering the amount of such securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase did not exceed 25% of the total of




(i)	The principal amount of the offering of such class
sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule
144A(a)(1) plus







(ii)	The principal amount of the offering of such class in
any concurrent pubic offering

                                                            ____      ____

g.
(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

                                                              X       ____





(2) With respect to the purchase of Eligible Municipal
Securities no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter


                                                             ____      ____




h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board

                                                               X       ____


Approved		Date February 6 2006

















Attachment
RULE 10f3  REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings


                     Comparison # 1    Comparison # 2    Comparison # 3
Security
                     HEALTHSPRING     SMART MODULAR     KOPPERS HOLDINGS
                     INC. (HS)         TECHNOLOGIES     INC. (KOP)
                                       INC.(SMOD)

Date Offered
                      2/2/2006         2/2/2006          1/31/2006

Offering Price
                      $19.50           $9.00             $14.00

Spread ($)
                      1.268            0.63               0.98
Spread (%)
                      6.50             7.00               7.00
Type of Security
                      COMMON STOCK     COMMON STOCK      COMMON STOCK
                       IPO              IPO               IPO

Rating or Quality
                      N/A              N/A                N/A


Size of Issue
                      $366600000     $163636362       $140000000

Total
Capitalization of
Issuer
                      $1117150000   $524200000       $290000000

Note  Minimum of two comparisons must be completed for each purchase.






B4